BRADLEES, INC.                                EXHIBIT 20
   CONDENSED INCOME STATEMENT                         Page 1 of 3
      MANAGEMENT FORMAT
          ($ 000's)

                                FISCAL 1997 SUMMARY FINANCIAL PLAN
                             QTR1     QTR2     QTR3     QTR4     ANNUAL
                            -------  -------  -------  ------- ---------
Owned Sales                 284,498  318,595  365,793  453,669 1,422,555
Food Service Sales            1,641    1,822    1,791    2,010     7,264
Leased Sales                 10,845   14,725   14,222   14,494    54,286
                           ----------------------------------------------
Total Sales                 296,984  335,142  381,806  470,173 1,484,105

Gross Margin $               80,584  100,433  110,662  136,198   427,877
GM % (based on owned sales)    28.3%    31.5%    30.3%    30.0%     30.1%

SG&A Expenses              (101,408)(100,492)(101,664)(109,164) (412,728)
Other Income                  2,465    3,212    3,161    3,239    12,077
                           ----------------------------------------------
EBITDA before Restructuring (18,359)   3,153   12,159   30,273    27,226
                           ----------------------------------------------
Cash Restructuring*          (1,923)  (1,747)  (1,900)  (1,573)   (7,143)
                           ----------------------------------------------
EBITDA after Restructuring  (20,282)   1,406   10,259   28,700    20,083
                           ----------------------------------------------
Addback Cash Restructuring*   1,923    1,747    1,900    1,573     7,143
Depreciation & Amortization  (9,061)  (9,061)  (9,061)  (9,061)  (36,244)
Interest Expense             (3,250)  (3,243)  (3,363)  (3,016)  (12,872)
Reorganization Items         (2,885)  (2,883)  (3,083)  (2,752)  (11,603)
                           ----------------------------------------------
Net Income (Loss)           (33,555) (12,034)  (3,348)  15,444   (33,493)
                           ==============================================



CERTAIN FISCAL 1996 UNAUDITED QUARTERLY ACTUALS AND FOURTH QUARTER
           FORECAST
                                                               ESTIMATED
                             QTR1     QTR2     QTR3     QTR4     ANNUAL

Total Sales                 349,891  386,195  420,317  463,478 1,619,881

GM $ (prior to GOB reserve) 102,514  107,257  113,060  123,116   445,947
GM % (based on owned sales)    30.5%    29.2%    28.1%    27.5%     28.7%

                           ----------------------------------------------
EBITDA before Restructuring (32,676) (23,092)  (2,518)  12,588   (45,698)
                           ----------------------------------------------

Note: EBITDA is earning (loss) before interest expense, income taxes, non-cash restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization. At the time cash is received or expended for restructuring and non-recurring items, the cash amount will be included in the calculation of EBITDA.

* Related restructuring charge was recorded in a prior year or is included in reorganization items in fiscal 1997.

                               10



            BRADLEES, INC.                            EXHIBIT 20
        CONDENSED BALANCE SHEET                      Page 2 of 3
          MANAGEMENT FORMAT
              ($ 000's)


                            FISCAL 1997 SUMMARY FINANCIAL PLAN
                              QTR1     QTR2     QTR3     QTR4
                              -----    -----    -----    -----
         Assets
Current Assets:
 Unrestricted cash & equiv.   1,000    1,000    1,000    1,000
 Restrict. cash & equiv.      9,914   10,004   10,094   10,184
                           ------------------------------------
   Total cash & cash equiv.  10,914   11,004   11,094   11,184

  Inventories               264,229  249,333  328,235  235,822
  Other current assets       26,035   30,145   35,893   24,291
                           ------------------------------------
   Total Current Assets     301,178  290,482  375,222  271,297

Net Fixed Assets            175,335  173,225  171,116  169,006

Long Term Assets            184,577  182,130  179,683  177,236
                           ------------------------------------
Total Assets                661,090  645,837  726,021  617,539
                           ====================================

      Liabilities
Current Liabilities:
  Accounts payable          132,115  149,600  196,941  117,911
  DIP borrowings             92,454   66,634  100,039   60,362
  Other current liabilities  41,782   48,320   52,553   48,806
                           ------------------------------------
   Total Current Liabs.     266,351  264,554  349,533  227,079


Long-term cap. lease oblig.  33,150   32,748   32,320   31,868
Other long-term liabilities  47,934   47,934   47,934   47,934

Liabs. subj. to settlement  569,484  568,464  567,444  566,424

Stockholders' Equity (Def.)
  Common stock              137,198  137,198  137,198  137,198
  Accumulated deficit      (393,027)(405,061)(408,408)(392,964)
                           ------------------------------------
  Total Stockhld. Eq.(Def.)(255,829)(267,863)(271,210)(255,766)
                           ------------------------------------
Total Liabs.& Equity (Def.) 661,090  645,837  726,021  617,539
                           ====================================


                                 11


                    BRADLEES, INC.                   EXHIBIT 20
                 CONDENSED CASH FLOW                 Page 3 of 3
                  MANAGEMENT FORMAT
                      ($ 000's)

                                 FISCAL 1997 SUMMARY FINANCIAL PLAN
                              QTR1     QTR2     QTR3     QTR4     ANNUAL
                              -----    -----    -----    -----    ------
Beg. unrestr. cash & equiv.   1,000    1,000    1,000    1,000     1,000

Cash from (used in) operations:
  Net income (loss)         (33,555) (12,034)  (3,348)  15,444   (33,493)
  Depreciation & amort.       9,061    9,061    9,061    9,061    36,244
  Other                         579      494      494      494     2,061

Changes in work capital:
  Inventory (incr.) decr.   (21,852)  14,896  (78,902)  92,413     6,555
  A/P increase (decrease)    11,430   17,484   47,342  (79,029)   (2,773)
  All other                  (9,631)   2,431   (1,513)   7,856      (857)
                           ----------------------------------------------
Net cash from(used in) op.* (43,968)  32,332  (26,866)  46,239     7,737

Capital spending             (5,000)  (5,000)  (5,000)  (5,000)  (20,000)
Increase in restricted cash     (90)     (90)     (90)     (90)     (360)

Other:
  Pymts liabs subj to sett.  (1,020)  (1,020)  (1,020)  (1,020)   (4,080)
  Net change in DIP borrow.  52,454  (25,820)  33,405  (39,677)   20,362
  Pymts of cap lse & other   (2,376)    (402)    (429)    (452)   (3,659)
                           ----------------------------------------------
Total other                  49,058  (27,242)  31,956  (41,149)   12,623

                           ----------------------------------------------
Incr.(decr.) in unrestricted
  cash & cash equivalents         0        0        0        0         0
                           ----------------------------------------------
End. unrest. cash & equiv.    1,000    1,000    1,000    1,000     1,000
                           ----------------------------------------------


 * Includes cash outlays associated with reorganization items.



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